July 8, 2009

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 77 of Forum Fund's Form N-SAR to be filed on or about July 30, 2009, and we agree with the statements made therein.

Yours truly,
DELOITTE & TOUCHE LLP